Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY

(A WISCONSIN CORPORATION)

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF

MAY 13, 2024

SUPPLEMENTAL TO TRUST INDENTURE

DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED

TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page

PARTIES		1

RECITALS		1

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	8

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8

ARTICLE II	FORM AND EXECUTION OF SERIES DUE JUNE 15, 2054	9

Section 2.01	Series Due June 15, 2054	9

Section 2.02	Redemption of Bonds	11

Section 2.03	Surrender	12

Section 2.04	Taxes and Governmental Charges	12

Section 2.05	Book-Entry System	12

ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT	15

Section 3.01	Appointment of Agent or Agents for Bonds of Series due June 15, 2054	15

Section 3.02	Concerning the Agent	15

Section 3.03	Form of Alternate Certificate of Authentication	16

Section 3.04	Limit on Location and Number of Agents	16

ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	17

Section 4.01	Names and Addresses of Debtor and Securing Party	17

Section 4.02	Property Subject to Lien	17

Section 4.03	Maturity Dates and Principal Amounts of Obligations Secured	17

Section 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	17

Section 4.05	Recording Data for the Indenture	18

Section 4.06	Mortgage Bonds	18

Section 4.07	Additional Financing Statements and Amendments	19

i

TABLE OF CONTENTS

(continued)

Schedule A – Properties

ii

Supplemental Trust Indenture, made effective as of the 13th day of May, 2024, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (and, without limiting the foregoing, as successor to U.S. BANK NATIONAL ASSOCIATION, as trustee) (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018 (redeemed)
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042
June 1, 2014	Series due June 15, 2024
November 1, 2017	Series due December 1, 2047
September 1, 2018	Series due September 1, 2048
May 18, 2020	Series due May 1, 2051
July 19, 2021	Series due May 1, 2051
July 15, 2022	Series due September 15, 2052
May 10, 2023	Series due June 15, 2053

WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and

WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due June 15, 2054,” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $2,000 and integral multiples of $1,000 in excess thereof, and the bonds of said series to be substantially in the following form:

(Form of Bonds of Series due June 15, 2054)

NORTHERN STATES POWER COMPANY

(Incorporated under the laws of the State of Wisconsin)

First Mortgage Bond

Series due June 15, 2054

CUSIP 665789 BC6

No. _______________	$________________

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

[EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.]*

NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, at the office of the Trustee in St. Paul, Minnesota, the sum of _________ Dollars in lawful money of the United States of America, on the 15th day of June 2054, and to pay interest hereon from the date hereof at the rate of 5.65 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank Trust Company, National Association in St. Paul, Minnesota on the 15th day of June and on the 15th day of December in each year, commencing December 15, 2024; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except

*	This legend to be included if the bonds are issued as a global bond in book-entry form.

for the payment of defaulted interest, the interest payable on any June 15 or December 15 will be paid to the person in whose name this bond was registered at the close of business on the record date (the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 23 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

Prior to December 15, 2053 (six months prior to the maturity date of the bonds of this series) (the “Par Call Date”), the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Bonds of this series are not subject to a sinking fund.

This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding any selection of bonds of this series to be redeemed. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank Trust Company, National Association, as successor Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated: ____________		NORTHERN STATES POWER COMPANY

Attest:	[Form-Not for Signature]	By:	[Form-Not for Signature]
[Vice] President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
Authorized Officer

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and

WHEREAS, U.S. Bank Trust Company, National Association has duly succeeded U.S. Bank National Association (the “Preceding Trustee”) as Trustee under the Indenture in accordance with Section 17.12 of the Restated Indenture; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank Trust Company, National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I

SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY

TO THE LIEN OF THE INDENTURE

SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank Trust Company, National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company and wherever situated pursuant to the provisions of the Indenture;

All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

Further, and without limiting the foregoing or any provision of the Indenture, the Company hereby acknowledges, affirms, grants, and re-grants unto U.S. Bank Trust Company, National Association, as Trustee, all mortgage liens and security interests held by the Preceding Trustee and each of its predecessors as Trustee under the Indenture, to the extent such mortgage liens and security interest have not heretofore been released in accordance with the Indenture.

ARTICLE II

FORM AND EXECUTION OF SERIES DUE JUNE 15, 2054

SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due June 15, 2054, each of which shall bear the descriptive title “First Mortgage Bonds, Series due June 15, 2054,” (such bonds, the “Bonds”) and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $400,000,000. The bonds of said series may be reopened and additional bonds of said series may be issued in excess of the amount initially authenticated and delivered, provided that such additional bonds of said series will contain the same terms (including the maturity date and interest payment terms) as the other bonds of said series, except for the price to the public, the issue date and, if applicable, the first interest accrual and payment dates. Any such additional bonds of said series, together with the bonds of said series initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $800,000,000. The bonds of said series shall mature on June 15, 2054, and shall be issued as registered bonds without coupons in denominations of a multiple of $2,000 and integral multiples of $1,000 in excess thereof. The bonds of said series shall bear interest at the rate of 5.65% per annum payable semi-annually on June 15 and December 15 of each year commencing December 15, 2024, and the principal shall be payable at the office of the Trustee in St. Paul, Minnesota, in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee in St. Paul, Minnesota, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee. Interest on the Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of the Bonds is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of the Bonds is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of the Bonds is required to be paid. The Bonds shall be dated as of the date of authentication thereof by the Trustee.

As long as there is no existing default in the payment of interest on the Bonds, the person in whose name any Bond is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Bond subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

The term “Regular Record Date” as used in this Section 2.01 with respect to any interest payment date (June 15 or December 15) shall mean the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

SECTION 2.02. Prior to December 15, 2053 (six months prior to the maturity date of the Bonds) (the “Par Call Date”), the Company may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

The Bonds are not subject to a sinking fund.

The redemption prices of the Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.

SECTION 2.03. The registered owner of any Bond or Bonds at his, her or its option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of the Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.05. (a) Except as provided in subsections (c) and (g) of this Section 2.05, the registered holder of all of the Bonds shall be The Depository Trust Company (“DTC”) and such Bonds shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of, premium, if any, and interest on any Bonds registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the Bonds to the account of Cede & Co. on each such payment date for the Bonds at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.

(b) The Bonds shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of the Bonds. Upon initial issuance, the ownership of such Bonds shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the Bonds registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the Bonds and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Subsection 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in the Bonds under or through DTC or any Participant (each a “Beneficial Owner”), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the Bonds; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the Bonds; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (5) any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the Bonds registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Wisconsin and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of, premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. Except as otherwise provided in Subsections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the Bonds. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

(c) If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the Bonds or there shall have occurred and be continuing a Completed Default with respect to the Bonds, the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Subsection 2.05(c). DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the Bonds to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the Bonds registered in the name of such depository or its nominee. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the Bonds (except as provided in Subsection 2.05(g) below). After such agreement has become effective, DTC shall present the Bonds for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository. If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the Bonds.

(d) Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any Bonds are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Bonds and all notices with respect to such Bonds shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

(e) In connection with any notice or other communication to be provided pursuant to the Indenture for the Bonds by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the Bonds, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.

(f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS NOR THE PARTICIPANTS.

(g) The Company, in its sole discretion, may terminate the services of DTC with respect to the Bonds if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the Bonds or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the Bonds. The Company, in its sole discretion, may terminate the services of DTC with respect to the Bonds if the Company determines that a continuation of the requirement that all of the outstanding Bonds be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the Bonds. After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.

(h) Upon the termination of the services of DTC with respect to the Bonds pursuant to subsections (c) or (g) of this Section 2.05 after which no substitute book-entry depository is appointed, the Bonds shall be registered in whatever name or names registered holders transferring or exchanging the Bonds shall designate in accordance with the provisions of the Indenture.

ARTICLE III

APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any state, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c) Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d) The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
[NAME OF AUTHENTICATING AGENT], Authenticating Agent

By:	[Form-Not for Signature]
Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one state or to appoint any such authenticating agent in the state in which the Trustee has its principal place of business.

ARTICLE IV

FINANCING STATEMENT TO COMPLY WITH

THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company c/o Dawn Schultz, Siting & Land Rights Xcel Energy PO Box 8 Eau Claire, WI 54702-0008

Secured Party:	U.S. Bank Trust Company, National Association, as Trustee c/o U.S. Bank Global Corporate Trust Services 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107

NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.

SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.

SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$200,000,000
Series due December 1, 2047	$100,000,000
Series due September 1, 2048	$200,000,000
Series due May 1, 2051	$100,000,000
Series due May 1, 2051	$100,000,000
Series due September 15, 2052	$100,000,000
Series due June 15, 2053	$125,000,000
Series due June 15, 2054	$400,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.

SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949

Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964

Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973

Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982

Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988

Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991

Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993

Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003

Supplemental Trust Indenture Dated September 1, 2008	Supplemental Trust Indenture Dated October 1, 2012

Supplemental Trust Indenture Dated June 1, 2014	Supplemental Trust Indenture Dated November 1, 2017

Supplemental Trust Indenture Dated September 1, 2018	Supplemental Trust Indenture Dated May 18, 2020

Supplemental Trust Indenture Dated July 19, 2021	Supplemental Trust Indenture Dated July 15, 2022

Supplemental Trust Indenture Dated May 10, 2023

SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

SECTION 4.07. Each of the Company, as debtor, and the Trustee, as secured party, authorizes the filing of additional financing statements and amendments of financing statements for the purpose of confirming and giving further force and effect to this Financing Statement and the security interests created by the Indenture.

ARTICLE V

AMENDMENTS TO PROVISIONS OF RESTATED INDENTURE

SECTION 5.01. (a) Subject to Section 5.02 hereof, Section 1.03 of the Restated Indenture shall be amended to delete the definition of “Maintenance Fund” set forth therein.

(b) Subject to Section 5.02 hereof, Section 5.02 of the Restated Indenture shall be amended and restated to read in its entirety as follows:

“SECTION 5.02. No Bonds shall be authenticated and delivered under the provisions of this Article V upon the basis of the acquisition or construction by the Company of any Permanent Additions until the Cost and Fair Value of such Permanent Additions shall have been certified to the Trustee as provided in Section 5.04. The aggregate principal amount of Bonds that may be authenticated and delivered under the provisions of this Article V is limited to 66-2/3% of the Cost or Fair Value, whichever is less, of the Permanent Additions forming the basis of the authentication and delivery thereof, provided that: (a) in each case, there shall be deducted from such Cost or Fair Value, as the case may be, the amounts removed from the fixed capital accounts of the Company as and for the Cost of any Retired Property during the period from April 1, 1947 to a date not more than 90 days preceding the date of authentication and delivery of the Bonds applied for; (b) in the case of Retired Property lost or destroyed by fire, or sold and released from the Lien of the Indenture, which is offset in whole or in part by cash, purchase money obligations deposited with the Trustee or property received in exchange for such Retired Property and made subject to the Lien of the Indenture, the amount deducted on account of such Retired Property and made subject to the Lien of the Indenture, which in exchange for such Retired Property shall be only the amount by which the Cost therefor shall exceed the aggregate amount of cash, the Fair Value of the purchase money obligations so deposited and the property received in such exchange; and (c) any such amounts which shall have been once deducted from the Cost or Fair Value of Permanent Additions included in any certificate previously delivered to the Trustee (including certificates delivered, prior to the Effective Date, pursuant to the Original Indenture or any Subsequent Supplemental Trust Indenture), for the authentication and delivery of Bonds, the withdrawal of cash or the release of property under any of the provisions of the Indenture, for the satisfaction of any sinking fund requirement relating to any series of Bonds, need not be deducted again on any such subsequent Application.

In no event shall the Indenture be construed to require the Company to deduct the Cost of Retired Property which was constructed, acquired or erected on or subsequent to April 1, 1947, but which has not at any time been included as a Permanent Addition in any Engineer’s Certificate delivered to the Trustee under subdivision (a) of Section 5.04.”

(c) Subject to Section 5.02 hereof, Section 5.04 of the Restated Indenture shall be amended to delete subsections (iii) and (iv) of the first paragraph of such section.

(d) Subject to Section 5.02 hereof, Section 5.05(b) of the Restated Indenture shall be amended to delete the following: “, except to the extent permitted by Section 9.05.”

(e) Subject to Section 5.02 hereof, Section 5.06(d)(1) of the Restated Indenture shall be amended to delete the following: “(including any amounts attributable to subdivision (b) of Section 9.05).”

(f) Subject to Section 5.02 hereof, Section 5.06(d)(8) of the Restated Indenture shall be amended to delete the following: “, except to the extent permitted by Section 9.05.”

(g) Subject to Section 5.02 hereof, Section 6.01 of the Restated Indenture shall be amended and restated to read in its entirety as follows:

“SECTION 6.01. Subject to the provisions of Article IV, the Company may issue and the Trustee shall authenticate and deliver Bonds, in addition to those provided for in any other Section hereof, in an aggregate principal amount not exceeding the aggregate principal amount of any previously issued Bonds which shall have been retired, if the Trustee shall have received an Officer’s Certificate stating the aggregate principal amount of Bonds in respect of whose retirement the Bonds applied for in the accompanying Application are to be authenticated and delivered and that such retired Bonds do not include the Bonds retired or used as subsequently specified in this Section 6.01; provided that no Bond shall be issued in respect of any such retired Bond (a) which shall have been retired (1) through the use of cash deposited with the Trustee pursuant to the provisions of Article VII, (2) through the use of cash constituting any part of the Release Fund, or which pursuant to the Indenture is to be held or disposed of or applied in the same manner as moneys in the Release Fund, or (3) through the use of cash constituting a part of, or in lieu of the deposit of any such cash in, or through the operation of the Sinking Fund or other similar fund applicable to its retirement if the provisions establishing such other similar fund prohibit such issuance or (b) whose retirement was previously used as a basis for the issuance of Bonds under this Section 6.01, or (c) which shall have been retired prior to the Effective Date and which the Company would not have been permitted under Section 6.01 of the Original Indenture to use as a basis for the issuance of additional Bonds.”

(h) Subject to Section 5.02 hereof, ARTICLE IX of the Restated Indenture shall be deleted in its entirety.

SECTION 5.02. The holders of the Bonds shall have and be deemed to have approved and consented to the amendments set forth in Section 5.01 hereof without the need for any further action or consent by such holder; however, such amendments shall not become effective until such time as there is no Bond Outstanding (as defined in the Restated Indenture) of any series created prior to the execution of this Supplemental Trust Indenture or when the requisite approvals under Section 19.02 of the Restated Indenture shall have been received.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. The recitals of fact herein, except the recital to the effect that the Trustee has duly succeeded the Preceding Trustee as Trustee under the Indenture and the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 6.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 6.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b) In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 6.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 6.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 6.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done as of this 7th day of May, 2024.

NORTHERN STATES POWER COMPANY

/s/ Paul A. Johnson
By: Paul A. Johnson
Its: Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By: Amy L. Schneider
Its: Vice President, Corporate Secretary

[Signature page to Supplemental Trust Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

/s/ Joshua A. Hahn
By: Joshua A. Hahn
Its: Vice President

Attest:

/s/ Benjamin J. Krueger
By: Benjamin J. Krueger
Its: Vice President

[Signature page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF SCOTT	)

On this the 7th day of May, 2024, before me, Kristin Lynn Westlund, a Notary Public, the undersigned officer, personally appeared Paul A. Johnson and Amy L. Schneider, who acknowledged themselves to be the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President, Treasurer and Vice President, Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Paul A. Johnson and Amy L. Schneider, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Kristin Lynn Westlund
Kristin Lynn Westlund Notary Public, State of Minnesota County of Scott My commission expires: January 31, 2026
(NOTARY SEAL)

[Notary page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the 6th day of May, 2024, before me, Kristi M. Pardee, a Notary Public, the undersigned officer, personally appeared Joshua A. Hahn and Benjamin J. Krueger, who acknowledged themselves to each be a Vice President of U.S. Bank Trust Company, National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Vice President, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Kristi M. Pardee
Kristi M. Pardee Notary Public In and For County of Ramsey State of Minnesota My commission expires: Jan. 31, 2026
(NOTARY SEAL)

[Notary page to Supplemental Trust Indenture]

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank Trust Company, National Association, as Trustee, dated as of May 13, 2024, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Bayfield, to wit:

Port Wing Substation

Lot Two (2), Certified Survey Map No. 2293 as recorded in the Office of the Register of Deeds for Bayfield County, on July 10, 2023 in Volume 13 of Certified Survey Maps on Page 195 as Document No. 2023R-599614, located in the Town of Port Wing, Bayfield County, Wisconsin,

EXCEPT that part of a parcel of land in the Southeast Quarter of the Southwest Quarter of the Southeast Quarter (SE1/4 SW1/4 SE1/4), Section Twenty-nine (29), Township Fifty (50) North, Range Eight (8) West, Town of Port Wing, Bayfield County, Wisconsin, described as follows:

Beginning at the point on the north right-of-way line of State Trunk Highway 13, which point is North 31.8 feet and North 89°54’ East, 902.0 feet from the south quarter corner of said Section 29; thence North 89°54’ East, along the north right-of-way line of said highway, 100 feet; thence North 100 feet; thence South 8954’ West, parallel to said right-of-way line, 100 feet, thence South 100 feet to the point of beginning.

This parcel shall be combined into a single PIN with the parcel directly to the South, which is identified as PIN 04-042-2-50-08-29-4 03-000-20000 and legally described as that part of a parcel of land in the Southeast Quarter of the Southwest Quarter of the Southeast Quarter (SE1/4 SW1/4 SE1/4), Section Twenty-nine (29), Township Fifty (50) North, Range Eight (8) West, Town of Port Wing, Bayfield County, Wisconsin, described as follows:

Beginning at the point on the north right-of-way line of State Trunk Highway 13, which point is North 31.8 feet and North 89°54’ East, 902.0 feet from the south quarter corner of said Section 29; thence North 89°54’ East, along the north right-of-way line of said highway, 100 feet; thence North 100 feet; thence South 89°54’ West, parallel to said right-of-way line, 100 feet; thence South 100 feet to the point of beginning.

The new legal description of the single combined parcel shall be as follows: Lot Two (2), Certified Survey Map No. 2293 as recorded in the Office of the Register of Deeds for Bayfield County, on July 10, 2023, in Volume 13 of Certified Survey Maps on Page 195 as Document No. 2023R-599614, located in the Town of Port Wing, Bayfield County, Wisconsin.

2.	The following described real property, situated, lying and being in the County of La Crosse, to wit:

La Crosse Service Center (new)

Lot 1 of La Crosse County Certified Survey Map recorded on February 26, 2024, in Volume 20 of Certified Survey Maps, page 68 as Document No. 1817568, being a part of the NW 1⁄4 of the SE 1⁄4, the NE 1⁄4 of the SE 1⁄4, the SE 1⁄4 of the SE 1⁄4, and the SW 1⁄4 of the SE 1⁄4, Section 1, Township 16 North, Range 7 West, City of Onalaska, La Crosse County, Wisconsin.

The Parcel Identification Number is 18-4456-2.

3.	The following described real property, situated, lying and being in the County of Pierce, to wit:

Ellsworth Service Center

Lot 2 of Certified Survey Map recorded on August 7, 2023, in Vol. 16 of C.S.M., pg. 74, as Doc. No. 617546, located in the NE1/4 of the NE1/4 of Section 20, Township 26 North, Range 17 West, Village of Ellsworth, Pierce County, Wisconsin.

The Parcel Identification Number is 121-01151-0120.

4.	The following described real property, situated, lying and being in the County of Polk, to wit:

Osceola Service Center

Lot 5 of Polk County Certified Survey Map No. 4150, recorded on July 11, 2003 in Volume 18 of Certified Survey Maps, page 180 as Document No. 661529; being part of Lot 2, Plat of Airport Business Park, located in the NE 1⁄4 of the NE 1⁄4, Section 35, Township 33 North, Range 19 West, Village of Osceola, Polk County, Wisconsin.

The Parcel Identification Number is 165-00621-2500.

II. TRANSMISSION LINES OF THE COMPANY

IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance, or operation thereof, through, over, under, or upon any private property or public street or highway within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3415

Pepin County

Section 21, Township 25 North, Range 14 West

Section 22, Township 25 North, Range 14 West

COMPANY’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Company described in the foregoing instrument, hereby acknowledges that it has as of this day received from U.S. Bank Trust Company, National Association the Supplemental Trust Indenture described therein, a full, true, complete, and correct copy of said instrument with signatures and acknowledgments thereon shown. Dated as of this 7th day of May, 2024.

NORTHERN STATES POWER COMPANY

/s/ Paul A. Johnson
By: Paul A. Johnson
Its: Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By: Amy L. Schneider Its: Vice President, Corporate Secretary

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF SCOTT	)

This instrument was acknowledged before me on May 7, 2024, by Paul A. Johnson and Amy L. Schneider, as the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of NORTHERN STATES POWER COMPANY, a Wisconsin corporation.

[Notarial Seal]

/s/ Kristin Lynn Westlund
Name printed: Kristin Lynn Westlund
Notary Public, State of Minnesota
My commission expires: January 31, 2026

[Notary Page – Company’s Receipt for Copy]